SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”), entered into on February 5, 2013, is by and among (a) Crestwood Midstream Partners, LP, a Delaware limited partnership, and all of its affiliates (“Crestwood”), (b) Crestwood Gas Services GP LLC, in its capacity as the general partner (the “General Partner”) of Crestwood, (c) Crestwood Holdings Partners, LLC, a Delaware limited liability company, and all of its affiliates (the “Company”), and (d) William G. Manias (“Employee”). Capitalized terms used herein but not defined shall have the meanings ascribed in the Operating Agreement of the Company dated September 21, 2010 (“Operating Agreement”) and the Equity Agreement between the Company and Employee dated September 21, 2010 (“Equity Agreement”) hereinafter collectively the “Agreements.”

Employee and the Company are parties to the Agreements. The Company has informed Employee that Employee’s services will no longer be required with respect to the Company (any references to the termination of employment in this Agreement with the Company shall include any employment relationship with the Company, the General Partner, Crestwood and/or any of their respective affiliates). In order to achieve a final and amicable resolution of the employment relationship and in consideration of the mutual covenants and promises set forth below, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination of Employment. Employee’s employment with the Company terminated effective January 18, 2013 (the “Termination Date”). Subject to applicable withholding for taxes and other standard deductions, Employee acknowledges that he has received Employee’s regular pay through the Termination Date.

2. Payments from the Company. The Company shall pay Employee an aggregate of $320,770 which shall be allocated as follows:

a)	In recognition of Employee’s past service to the Company, the General Partner and Crestwood in consideration of the release contained in this Agreement as well as all other promises made by Employee in this Agreement, the Company shall pay to Employee severance pay equal to $150,000, less any applicable taxes and required withholding (“Severance Pay”) as a single payment within five (5) days following the effective date of this Agreement as provided in Section 21.

b)	Further, based upon Employee’s participation in the 2012 Incentive Compensation Plan (the “Bonus Plan”), the Company will pay to the Employee a nominal payment of $170,770, less any applicable taxes and required withholding (“Bonus Pay”) as a single payment within five days following the effective date of this Agreement as provided in Section 21.

c)	Employee acknowledges and agrees that the Severance Pay and Bonus Pay are not due to Employee and exceed anything of value that Crestwood or the

Company owes Employee, and that the Severance Pay and Bonus Pay are only being paid to Employee in consideration for Employee’s agreement to all the terms and provisions of this Agreement, as acknowledged by Employee’s signature to this Agreement.

3. Attorney’s Fees and Costs. The Company shall pay Employee’s legal fees in an amount up to $20,000 for Employee’s costs and expenses associated with the review and entry into this Agreement, including fees and expenses associated with the securing of professional services, including but not limited to, attorney’s fee and expenses, valuation professionals and others, without limitation, in connection with the review of this Agreement and the underlying Agreements referenced herein.

4. Other Benefits. Except as otherwise expressly waived in this Agreement, neither this Agreement nor the release contained herein shall waive Employee’s right to any accrued benefit under any Company plan in which Employee is a qualified participant. Employee shall be responsible for taking any and all actions required in connection with such accrued benefits. To the extent that Employee currently participates in the Company’s group medical or dental plans, Employee will be eligible for continuation of medical and dental coverage as provided for in the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”). Employee will receive a separate notice with more details regarding COBRA and an application form. Employee understands that continued health insurance coverage, if any, will be at Employee’s expense and requires timely completion of the application form; except that all costs associated with the continuation of Employee’s benefits under COBRA shall be paid for by Employee, and subject to reimbursement by the Company, for the period ending the earlier of (i) twelve (12) months following the Termination Date or (ii) the employment of Employee with another employer.

5. Employee Release. In consideration for the Severance Pay and Bonus Pay from Crestwood stated above, as well as the other promises set forth in this Agreement, Employee voluntarily and knowingly waives, releases, and discharges the Company, the General Partner, Crestwood, its direct and indirect parent companies, predecessor, successor, subsidiary, and affiliate companies, and all of their employees, officers, directors, owners, members, shareholders, principals, attorneys, insurers, benefit plans, plan fiduciaries, representatives, agents and assigns from all claims, liabilities, demands, grievances, and causes of action, known or unknown, fixed or contingent, which Employee may have or claim to have against any of them as a result of Employee’s employment and/or termination from employment and/or as a result of any other matter arising through the date of Employee’s signature on this Agreement. Employee agrees not to file a lawsuit to assert any such released claims and Employee agrees not to accept any monetary damages or other personal relief (including legal or equitable relief) in connection with any administrative claim or lawsuit filed by any person or entity. This waiver, release and discharge includes, but is not limited to:

a)

claims arising under federal, state, or local laws regarding employment or prohibiting employment discrimination such as, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Occupational

Health and Safety Act, the National Labor Relations Act, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Rehabilitation Act, the Fair Labor Standards Act, the Family and Medical Leave Act (FMLA), the Genetic Information Nondiscrimination Act, the Americans with Disabilities Act Amendments Act, Chapters 21, 61 and 451 of the Texas Labor Code, the Texas Commission on Human Rights Act, the Sarbanes Oxley Act of 2002, Comprehensive Omnibus Budget Reconciliation Act of 1985 (COBRA), the Health Insurance and Portability Accountability Act of 1996 (HIPAA), and the Worker Adjustment and Retraining Notification (WARN) Act;

b)	claims for breach of oral or written express or implied contract or promissory estoppel or quantum meruit, including the Agreements or any other employment-related offer or agreement and including any claims for breach of the implied duty of good faith and fair dealing;

c)	claims for personal injury, harm, or other damages (whether intentional or unintentional and whether occurring on the job or not, including, without limitation, negligence, defamation, misrepresentation, fraud, intentional infliction of emotional distress, assault, battery, invasion of privacy, and other such claims);

d)	claims growing out of any legal restrictions on the Company’s, the General Partner’s or Crestwood’s right to terminate its employees including any claims based on any violation of public policy or retaliation for filing a workers’ compensation claim;

e)	claims for workers compensation, wages, commissions, equity or other incentive programs, or any other form of compensation other than any pending workers’ compensation benefits claim; or

f)	claims for benefits including, without limitation, those arising under the Employee Retirement Income Security Act.

NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ATTEMPT TO WAIVE ANY CLAIM WHICH IS NOT WAIVABLE AS A MATTER OF LAW AND SHALL NOT DIMINISH OR RELEASE EMPLOYEE’S RIGHT TO DEFENSE, INDEMNITY AND HOLD HARMLESS FROM ANY AND ALL CLAIMS WHICH MAY BE BROUGHT AGAINST EMPLOYEE BY VIRTUE OF HIS ROLE AS A DIRECTOR AND/OR OFFICER OR ALTER HIS RIGHT TO COVERAGE UNDER ANY D&O POLICY.

6. Crestwood Release. In consideration for the covenants of Employee in this Agreement, Crestwood waives and releases any right of clawback from Employee which now exists or which may come into existence, as a result of any existing legal or contractual obligations to clawback compensation previously paid.

7. Administrative Complaint. Nothing in this Agreement shall be construed to restrict or prevent Employee from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”) or from participating in an investigation or proceeding conducted by the EEOC or comparable state agency. This Agreement does not impose any condition precedent, any penalty or any other limitation adversely affecting his right to file a charge or complaint, including a challenge to the validity of this Agreement, with the EEOC or to participate in any investigation or proceeding conducted by the EEOC or a comparable state agency. However, Employee understands and recognizes that even if a charge is filed by him or on his behalf with the EEOC or a comparable state agency, he will not be entitled to any damages or payment of any money or other relief personal to him relating to any event which occurred prior to his execution of this Agreement.

8. Independent Legal Advice. Employee acknowledges that Employee has had the opportunity to be represented by independent legal counsel of Employee’s choice with respect to the advisability of signing this Agreement and providing the releases, waivers, acknowledgements, representations and undertakings specified herein, and with respect to Employee’s rights and obligations under the terms of this Agreement.

9. Confidentiality. Employee agrees to keep the existence and content of this Agreement confidential and further agrees that Employee will not disclose information concerning this Agreement to anyone outside of Employee’s immediate family, tax advisor or attorney, except as may be required by law.

10. Company Property. Employee represents to the Company that Employee has returned all property of the Company, the General Partner, Crestwood or any of its affiliates in Employee’s possession to the Company or Crestwood prior to Employee’s execution of this Agreement.

11. Continuing Obligations. Employee’s obligations pursuant to Section 9.3 of that certain Operating Agreement of the Company, dated September 21, 2010, as amended, shall continue in full force and effect regardless of the termination of Employee.

12. Nondisparagement. Company and Employee agree not to disparage the other personally or in the other’s business conduct or pursuits, and agree the mutual covenants under this section are a material term of this Agreement.

13. ADEA Waiver and Acknowledgments. Employee expressly acknowledges and agrees that, by entering into this Agreement, Employee is waiving any and all rights or claims, if any, that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and the Older Workers Benefit Protection Act (“OWBPA”), which have arisen on or before the date of execution of this Agreement. Employee further expressly acknowledges and agrees that:

(i)	The release is part of an agreement between the parties that is written in a manner calculated to be understood by Employee and that Employee in fact understands the terms, conditions, and effect of this Agreement;

(ii)	This Agreement refers to rights or claims arising under the ADEA and OWBPA;

(iii)	Employee does not waive rights or claims under the ADEA or OWBPA that may arise after the date this Agreement is executed;

(iv)	In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement;

(v)	Employee is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(vi)	Employee is hereby informed that Employee has twenty-one (21) days within which to consider the Agreement, but Employee need not take the entire twenty-one (day) period if Employee does not desire to do so; and

(vii)	Employee is hereby informed that Employee has seven (7) days following the date of the execution of the Agreement in which to revoke the Agreement in writing by providing a copy of such writing to Robert G. Phillips, 700 Louisiana, Suite 2060, Houston, Texas, 77002 or by facsimile at 832-519-2250. Employee acknowledges and agrees that this Agreement, however, will not be effective or enforceable until this seven (7) day period has expired.

14. No Admission of Liability. Employee understands this Agreement is not and shall not be deemed or construed to be an admission by Crestwood, the Company, the General Partner or any of their respective affiliates of any wrongdoing of any kind or of any breach of any contract, law, obligation, policy, or procedure of any kind or nature.

15. Severability. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

16. Governing Law. This Agreement will be interpreted and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

17. Jury Waiver. Employee acknowledges that the right to a trial by jury is a constitutional right that may be knowingly, voluntarily, and intelligently waived by Employee. EMPLOYEE VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE HAS TO SEEK A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING DIRECTLY OR INDIRECTLY OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE MATTERS SET FORTH HEREIN. EMPLOYEE ACKNOWLEDGES AND FULLY UNDERSTANDS THAT THE EFFECT AND CONSEQUENCES OF THIS WAIVER WILL PREVENT HIM FROM HAVING THE ABILITY TO HAVE A JURY HEAR AND DECIDE

ANY LEGAL OR FACTUAL DISPUTES AND PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE MATTERS SET FORTH HEREIN. As valuable consideration for Employee’s promise in this Section 17, as well as all other valuable consideration that is provided for in this Agreement, Crestwood, the General Partner and the Company reciprocally agree to unconditionally waive their right, to the fullest extent permitted by applicable law, to have a trial by jury in any legal proceeding arising directly or indirectly out of, or in any way related to, this Agreement or any of the matters set forth herein. In the event of litigation, this Agreement may be filed by either the Company or Employee as a written consent to a trial by the court. Employee is hereby advised of the opportunity to consult with counsel regarding this Agreement and to provide such counsel, for review and examination, a copy of this Agreement.

18. Covenant to Execute Agreements. Employee hereby covenants and agrees to execute any amendment to the Operating Agreement and/or Equity Agreement and any other documents or agreements that the General Partner, Crestwood or the Company reasonably believes necessary to effectuate the transfer of all of Employee’s equity interests in the Company and the termination of Employee’s relationship with the General Partner, Crestwood, the Company and their respective affiliates.

19. Entirety and Integration. Upon the execution hereof by all the parties, this Agreement shall constitute a single, integrated contract expressing the entire agreement of the parties relative to the subject matter hereof and supersedes all prior negotiations, understandings and/or agreements, if any, of the parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement.

20. Binding Effect; Amendments. This Agreement will be binding upon, and inure to the benefit of, Crestwood, the Company and Employee and their respective successors and assigns. This Agreement may not be modified or amended except by an instrument in writing signed by Employee and a duly authorized representative of both Crestwood and the Company.

21. Effectiveness. This Agreement will not become effective and binding until the eighth day after Employee signs this Agreement if, and only if, Employee does not timely revoke this Agreement during the seven-day revocation period. No payments under this Agreement will be owing and due until this Agreement becomes binding and effective as provided for in this paragraph;

22. Authorization. Each person signing this Agreement as a party or on behalf of a party represents that he or she is duly authorized to sign this Agreement on such party’s behalf, and is executing this Agreement voluntarily, knowingly, and without any duress or coercion.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ Kelly J. Jameson
Name:	Kelly J. Jameson
Title:	Senior Vice President, General Counsel and
Corporate Secretary

CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Gas Services GP LLC, its general partner

By:	/s/ Kelly J. Jameson
Name:	Kelly J. Jameson
Title:	Senior Vice President, General Counsel and
Corporate Secretary

CRESTWOOD HOLDINGS PARTNERS, LLC

By:	/s/ Kelly J. Jameson
Name:	Kelly J. Jameson
Title:	Senior Vice President, General Counsel and
Corporate Secretary

EMPLOYEE

/s/ William G. Manias
William G. Manias

[Signature page to Separation Agreement and Release]